SHAREHOLDER MEETING (Unaudited)

On November 14, 2000, a shareholder meeting was held at which the following Trustees were elected and proposals were approved by shareholders, as described in the Trust's proxy statement for that meeting. The following is a report of the votes cast:

(Proposal No. 1):
The election of twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify.

                                                                                Withheld/
Nominee/Proposal                                     For                        Abstain                    Total
William L. Armstrong                                 32,523,837                 1,163,610                 33,687,447
Robert G. Avis                                       32,523,837                 1,163,610                 33,687,447
George C. Bowen                                      32,523,837                 1,163,610                 33,687,447
Edward L. Cameron                                    32,545,148                 1,142,299                 33,687,447
Jon S. Fossel                                        32,523,837                 1,163,610                 33,687,447
Sam Freedman                                         32,521,389                 1,166,058                 33,687,447
Raymond J. Kalinowski                                32,478,081                 1,209,366                 33,687,447
C. Howard Kast                                       32,502,214                 1,185,233                 33,687,447
Robert M. Kirchner                                   32,462,241                 1,225,206                 33,687,447
Bridget A. Macaskill                                 32,519,827                 1,167,620                 33,687,447
F. William Marshall                                  32,523,296                 1,164,151                 33,687,447
James C. Swain                                       32,510,916                 1,176,531                 33,687,447

                For               Against                   Abstain                    Total
(Proposal No. 2):
Ratification of the selection of Deloitte & Touche LLP as independent auditors for each the Funds for the fiscal year beginning October 1, 2000.

                31,974,544        452,792                   1,260,111                 33,687,447

                                                            Withheld/                  Broker
                For               Against                   Abstain                    Non-Votes                 Total
(Proposal No. 3):
Approval of changes the Fund's diversification status from diversified to non-diversified

                24,474,200        2,091,170                 1,643,454                  5,478,623                 33,687,447

(Proposal No. 4a):
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin.

                23,114,951        3,502,698                 1,591,175                  5,478,623                 33,687,447

(Proposal No. 4b):
Eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or trustees have an interest.

                22,866,922        3,850,445                 1,491,457                  5,478,623                 33,687,447

(Proposal No. 4c):
Eliminate the Fund's fundamental policy on investing in a company for the purpose of acquiring control.

                23,799,062        2,853,290                 1,556,471                  5,478,624                 33,687,447

(Proposal No. 4d):
Eliminate the Fund's fundamental policy on investing in mineral-related programs and leases.

                23,982,899        2,650,349                 1,575,576                  5,478,623                 33,687,447

(Proposal No. 5):
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending agreement.

                24,051,800        2,593,773                 1,563,251                  5,478,623                 33,687,447

(Proposal No. 6):
Approval of authorizing the Trustees to adopt an Amended and Restated
Declaration of Trust.

                24,757,041        1,809,028                 1,642,755                  5,478,623                 33,687,447